Exhibit 10.3

COLLATERAL AGENCY AGREEMENT SUPPLEMENT

COLLATERAL AGENCY AGREEMENT SUPPLEMENT dated February 9, 2007 (this "Supplement") made by AmerenEnergy Resources Generating Company, an Illinois corporation (the "Pledgor"), in favor of The Bank of New York Trust Company, N. A., a national banking association, as collateral agent (in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined in the Collateral Agency Agreement referred to below).

1. This Supplement is executed and delivered pursuant to the terms of the Collateral Agency Agreement dated as of July 14, 2006 (as supplemented by this Supplement and as the same has been and may hereafter be supplemented by any other Collateral Agency Agreement Supplement or otherwise amended or modified, the "Collateral Agency Agreement"), made by the Pledgor in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties. Terms defined in the Collateral Agency Agreement are used herein with their defined meanings.

2. Pursuant to the terms of the Collateral Agency Agreement, the Pledgor may incur additional secured indebtedness from time to time that is by its terms equally and ratably secured under the Collateral Agency Agreement and the Security Documents with the Obligations secured thereunder. The Pledgor and JPMorgan Chase Bank, N.A., as agent (the "Agent") have entered into that certain Credit Agreement, dated as of February 9, 2007 (the “2007 Credit Agreement”), pursuant to which the Pledgor initially may borrow, and/or request the issuance of letters of credit, in an aggregate amount up to $100,000,000. The terms of the 2007 Credit Agreement require that the Pledgor equally and ratably secure its obligations under the 2007 Credit Agreement with the Obligations secured under the Collateral Agency Agreement and the Security Documents. The Pledgor hereby acknowledges and agrees that its obligations under the 2007 Credit Agreement shall be deemed to be "Additional Debt Obligations" pursuant to the Collateral Agency Agreement.

3. The Pledgor confirms and reaffirms the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties under the Collateral Agency Agreement and the Security Documents; and hereby acknowledges and agrees that all references to "Secured Parties" in the Collateral Agency Agreement and the Security Documents shall be deemed to include all holders of the Additional Secured Debt as described on Schedule 1 hereto.

4. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 3 of the Collateral Agency Agreement are true and correct on the date of this Supplement with all references therein and elsewhere in the Collateral Agency Agreement to "Additional Secured Debt", "Additional Debtholders" and "Additional Secured Debt Agent" to include the Additional Debt, Additional Debtholders and Additional Secured Debt Agent as listed on Schedule 1 hereto and on Schedule 1 to each Collateral Agency Agreement Supplement executed prior to the date hereof and with references therein to "this Collateral Agency Agreement" to mean the Collateral Agency

Agreement as supplemented hereby. In addition, the Pledgor represents and warrants that this Supplement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and by equitable principles of general applicability.

5. The Additional Debtholders designated on Schedule 1 hereto, by their acceptance of the benefits of the Collateral Agency Agreement, hereby irrevocably designate the Collateral Agent to act on their behalf as specified in the Collateral Agency Agreement. Each such Additional Debtholder hereby irrevocably authorizes, and each holder of the Additional Debt Obligations by the acceptance of such Additional Debt Obligation and by the acceptance of the benefits of the Collateral Agency Agreement, shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the Collateral Agency Agreement and instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated or required of the Collateral Agent by the terms thereof and such other powers as are reasonably incident thereto.

6. This Supplement is supplemental to the Collateral Agency Agreement, forms a part thereof and is subject to all the terms thereof. Each item listed on Schedule I hereto shall be and is included within the meaning of the terms "Additional Secured Debt", "Additional Debtholders" and "Additional Secured Debt Agent" as such terms are used in the Collateral Agency Agreement.

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered on the date first set forth above.

AMERENENERGY RESOURCES GENERATING COMPANY By: _/s/ Jerre E. Birdsong_____ Name: Jerre E. Birdsong Title: Vice President and Treasurer

Accepted and acknowledged as of the date first above written by: THE BANK OF NEW YORK TRUST COMPANY, N. A., as Collateral Agent By: /s/ Daniel G. Dwyer Name: Daniel G. Dwyer Title: Vice President
JPMORGAN CHASE BANK, N.A., as Agent under the 2007 Credit Agreement on behalf of itself and the Lenders By: __/s/ Michael J. DeForge Name: Michael J. DeForge Title: Executive Director

Schedule I
to Collateral Agency Agreement Supplement

ADDITIONAL SECURED DEBT

Title or Name of Additional Secured Debt	Additional Debt Holders	Additional Secured Debt Agent
“Obligations” as defined in the
Credit Agreement dated as of
February 9, 2007 (the “2007 Credit
Agreement”) among Central
Illinois Public Service Company,
Central Illinois Light Company,
Illinois Power Company,
AmerenEnergy Resources
Generating Company and
CILCORP Inc., as Borrowers, the
Lenders from time to time party
thereto and JPMorgan Chase Bank,
N.A. as Agent

	The Lenders from time to time party to the 2007 Credit Agreement	JP Morgan Chase Bank, N.A., as Agent
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